UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 10, 2020 (April 6, 2020)
ADOBE INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ADBE	NASDAQ
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 6, 2020, Charles M. Geschke informed the Board of Directors (the "Board") of Adobe Inc. (the "Company") of his decision to not stand for re-election to the Board at the Company's 2020 Annual Meeting of Stockholders on April 9, 2020 (the "Annual Meeting"). Dr. Geschke's retirement was effective immediately following the Annual Meeting, at which time the Board was reduced in size to ten members. Upon his retirement, Dr. Geschke was named director emeritus, and he is expected to continue to participate in Company activities and observe Board meetings from time to time.

(e)          2020 Employee Stock Purchase Plan, which amends and restates the 1997 Employee Stock Purchase Plan

On April 9, 2020, at the Annual Meeting, the Company’s stockholders approved the Adobe Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”), which amends and restates the Company's 1997 Employee Stock Purchase Plan to increase the maximum number of shares of the Company's common stock that may be issued under the 2020 ESPP by 10 million shares, for an aggregate reserve of 103 million shares. The 2020 ESPP previously had been approved, subject to stockholder approval, by the Executive Compensation Committee of the Board. The 2020 ESPP is a broad-based plan that provides eligible employees of the Company and its designated subsidiaries with the opportunity to purchase shares through periodic payroll deductions that are applied towards the purchase of the Company's common stock at a discount from the then-current market price.

A summary of the 2020 ESPP is set forth in our Proxy Statement filed with the Securities and Exchange Commission on February 28, 2020. That summary and the foregoing description of the 2020 ESPP are qualified in their entirety by reference to the text of the 2020 ESPP, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, held on April 9, 2020, the Company’s stockholders approved proposals one through four listed below and did not approve proposal five, a stockholder proposal regarding median gender/racial pay equity. The final results for the votes regarding each proposal are set forth in the following tables. Each of these proposals is described in detail in the Company’s Proxy Statement.

1.  Elect ten members of the Board of Directors, each to serve for a one-year term:

	Votes	Votes		Broker
Name	For	Against	Abstentions	Non-Votes
Amy Banse	379,718,441	4,142,725	551,502	38,627,343
Frank Calderoni	368,839,439	10,490,432	5,082,797	38,627,343
James Daley	373,862,792	10,183,710	366,166	38,627,343
Laura Desmond	382,893,457	1,192,084	327,127	38,627,343
Shantanu Narayen	364,636,040	17,708,841	2,067,787	38,627,343
Kathleen Oberg	381,585,314	2,460,802	366,552	38,627,343
Dheeraj Pandey	382,649,022	1,362,895	400,751	38,627,343
David Ricks	381,588,005	2,438,888	385,775	38,627,343
Daniel Rosensweig	377,791,633	6,208,577	412,458	38,627,343
John Warnock	379,501,694	4,621,315	289,659	38,627,343

2.  Approve the new 2020 Employee Stock Purchase Plan, which amends and restates our 1997 Employee Stock Purchase Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
383,150,454	877,200	385,014	38,627,343

3.  Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on November 27, 2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes
407,418,517	15,247,430	374,064	—

4.  Approve, on an advisory basis, the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
354,859,789	28,436,861	1,116,018	38,627,343

5. Consider and vote upon a stockholder proposal regarding median gender/racial pay equity.

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,654,685	332,886,213	3,871,770	38,627,343

Item 9.01 Financial Statements and Exhibits.
 (d)    Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date	Number	SEC File No.	Filed Herewith

10.1	2020 Employee Stock Purchase Plan					X

104	Cover Page Interactive Data File (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE INC.

Date: April 10, 2020	By:	/s/ DANA RAO
Dana Rao
Executive Vice President, General Counsel & Corporate Secretary

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